As filed with the Securities and Exchange Commission on June 24, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERACYTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5455398 (I.R.S. Employer Identification Number)

7000 Shoreline Court, Suite 250

South San Francisco, CA 94080

(650) 243-6300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bonnie H. Anderson
President and Chief Executive Officer
VERACYTE, INC.

7000 Shoreline Court, Suite 250

South San Francisco, CA 94080

(650) 243-6300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stanton D. Wong Pillsbury Winthrop Shaw Pittman LLP P.O. Box 2824 San Francisco, CA 94126 Telephone: (415) 983-1000	Julie A. Brooks Executive Vice President, General Counsel & Secretary Veracyte, Inc. 7000 Shoreline Court, Suite 250 South San Francisco, CA 94080 (650) 243-6300	Gabriella A. Lombardi Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304-1115 Telephone: (650) 233-4500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(1)(2)		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Primary Offering:
Debt Securities (3)
Common Stock, par value $0.001 per share (3)
Preferred Stock, par value $0.001 per share (3)
Depositary Shares (4)
Warrants
Rights
Total Primary Offering				$125,000,000		$14,525	(2)
Secondary Offering: Common Stock, par value $0.001 per share	5,000,000	$11.49	(5)	$57,450,000	(5)	$6,676	(5)

(1)

With respect to the primary offering, such indeterminate number or amount of debt securities, common stock, preferred stock and depositary shares, and warrants to purchase any combination of the foregoing securities, and rights, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $125,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder.

(2)

With respect to the primary offering, estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D. of Form S-3, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(3)

Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)

Subject to footnote (1), there are being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the Registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.

(5)

Estimated solely for the purpose of calculating the registration fee for the secondary offering, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s Common Stock on The NASDAQ Global Market on June 22, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•                  a base prospectus that covers the offering, issuance and sale by us of up to $125,000,000 in the aggregate of the securities identified above from time to time in one or more offerings and the offering and sale by selling stockholders of up to 5,000,000 shares of our common stock; and

•                  a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25,000,000 of our common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered by us pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $25,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $125,000,000 of securities that may be offered, issued and sold by us under the base prospectus.  Upon termination of the sales agreement with Cantor Fitzgerald & Co., any portion of the $25,000,000 covered by the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale by us in one or more other offerings pursuant to the base prospectus and an accompanying prospectus supplement, and if no shares are sold under the sales agreement, the full $25,000,000 of securities may be sold by us in one or more other offerings pursuant to the base prospectus and an accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell any of these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 24, 2015

PROSPECTUS

$125,000,000

VERACYTE, INC.

Debt Securities, Common Stock,
Preferred Stock, Depositary Shares,

Warrants and Rights

5,000,000 Shares of Common Stock Offered by Selling Stockholders

We may, from time to time, offer and sell debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants or rights, either separately or together in any combination, in one or more offerings.  The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or debt securities.  The rights may be exercisable for common or preferred stock.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $125,000,000.

In addition, certain of our stockholders may, from time to time, offer and sell up to an aggregate of 5,000,000 shares of our common stock in one or more offerings. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

We will specify in an accompanying prospectus supplement more specific information about any such offering, the identity of any selling stockholders and the number of shares that any such selling stockholder will be selling.  This prospectus may not be used to sell any of these securities unless accompanied by the applicable prospectus supplement.

We and the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement directly to investors or through underwriters, dealers or agents.  We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “VCYT.”  On June 22, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $11.54 per share.

Investing in our securities involves risks.  See the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2015

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $125,000,000.  In addition, certain of our stockholders may, from time to time, offer and sell up to an aggregate of 5,000,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer.  Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities.  Any prospectus supplement may also add, update or change information contained in this prospectus.  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.  The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Veracyte,” the “company,” “we,” “us” and “our” refer to Veracyte, Inc. and its consolidated subsidiaries.

Veracyte, Afirma, the Veracyte logo and the Afirma logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

VERACYTE, INC.

We are a molecular diagnostics company, pioneering the field of molecular cytology with genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. We believe that diagnostic ambiguity is a significant problem impacting our healthcare system, resulting in hundreds of thousands of patients undergoing unnecessary, invasive procedures and wasting billions of healthcare dollars each year. We target diseases in which large numbers of patients undergo invasive and costly diagnostic procedures that could be avoided with a more accurate diagnosis from a cytology sample taken preoperatively. By improving diagnosis preoperatively, we help patients avoid unnecessary invasive procedures and surgeries while reducing healthcare costs. We are focused on the continued growth of our endocrinology franchise, and we recently entered into our second clinical indication, pulmonology, with the launch of our Percepta Bronchial Genomic Classifier in April 2015.

We were incorporated in Delaware as Calderome, Inc. in August 2006. Calderome operated as an incubator until early 2008. We changed our name to Veracyte, Inc. in March 2008. Our principal executive offices are located at 7000 Shoreline Court, Suite 250, South San Francisco, California 94080 and our telephone number is (650) 243-6300. Our website address is www.veracyte.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements.  These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.  We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.”  Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.  General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and future acquisitions and strategic investment opportunities.  Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.  Unless we state otherwise in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated are set forth in the following table.  Our earnings were insufficient to cover fixed charges for each of those periods.  For the periods indicated, we had no outstanding shares of preferred stock with required dividend payments.  Therefore, earnings were insufficient to cover combined fixed charges and preferred stock dividends by the same amounts referenced in footnote 1 below.

	Year Ended December 31,				Three Months Ended
	2011	2012	2013	2014	March 31, 2015
Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)	(1)

(1)                                 The ratio of earnings to fixed charges is computed by dividing loss before taxes plus fixed charges by fixed charges.  Fixed charges consist of interest expense (including interest expense from capital leases), debt financing expense and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases.  Earnings were insufficient to cover fixed charges by $14.4 million, $18.6 million, $25.6 million, $29.4 million and $7.6 million for the years ended December 31, 2011, 2012, 2013 and 2014 and the three months ended March 31, 2015, respectively.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities.  We will file a prospectus supplement that may contain additional terms when we issue debt securities.  The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series.  These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities.  The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture.  The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part.  For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Veracyte, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue.  It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.  For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount.  These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics.  Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•                       the title and authorized denominations of those debt securities;

•                       any limit on the aggregate principal amount of that series of debt securities;

•                       the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•                       interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•                       the right, if any, to extend the interest payment periods and the duration of the extensions;

•                       if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                       the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                       the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•                       our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•                       the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•                       the denominations in which those debt securities will be issuable;

•                       if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•                       whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•                       if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                       the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•                       conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                       whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•                       the nature and terms of any security for any secured debt securities;

•                       the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•                       any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities.  The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement.  The terms will include, among others, the following:

•                       the conversion or exchange price;

•                       the conversion or exchange period;

•                       provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•                       events requiring adjustment to the conversion or exchange price; and

•                       provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture.  In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing.  When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•                       failure to pay interest for 30 days after the date payment is due and payable;

•                       failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•                       failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•                       failure to perform other covenants for 60 days after notice that performance was required;

•                       events in bankruptcy, insolvency or reorganization relating to us; or

•                       any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately.  If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder.  In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us.  Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•                       the holder has previously given to the trustee written notice of default and continuance of such default;

•                       the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                       the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•                       the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•                       the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year.  We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance.  We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance.  We may effect defeasance and covenant defeasance only if, among other things:

•                       we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•                       we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•                       evidence the assumption by a successor entity of our obligations;

•                       add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•                       add any additional events of default;

•                       add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•                       add guarantees with respect to or secure any debt securities;

•                       establish the forms or terms of debt securities of any series;

•                       evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•                       cure any ambiguity or correct any inconsistency or defect in the indenture;

•                       modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•                       make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities.  We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                       extend the final maturity of any debt security;

•                       reduce the principal amount or premium, if any;

•                       reduce the rate or extend the time of payment of interest;

•                       reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•                       change the currency in which the principal, and any premium or interest, is payable;

•                       impair the right to institute suit for the enforcement of any payment on any debt security when due;

•                       if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•                       reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•                       a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•                       a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities.  We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.  This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                       by the depositary for the registered global security to its nominee;

•                       by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                       by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.  We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                       ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•                       upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                       any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                       ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form.  These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.  Except as stated below, owners of beneficial interests in a registered global security:

•                       will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                       will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                       will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.  Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.  We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.”  We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary.  If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security.  In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities.  In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities.  The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities.  If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture.  Any trustee under the indenture may resign or be removed from one or more series of debt securities.  All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise.  The trustee may engage in other transactions.  If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

As of May 1, 2015, our authorized preferred stock, par value $0.001 per share, was 5,000,000 shares, none of which were issued and outstanding.  We may issue preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•                       the distinctive designation of each series and the number of shares that will constitute the series;

•                       the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•                       the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•                       the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•                       the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•                       any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•                       the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement.  Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

• the depositary has redeemed all related outstanding depositary shares, or

• we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share.  This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus.  Our restated certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus.  You should read our restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities.  See “Where You Can Find More Information.”

We have 125,000,000 shares of authorized common stock.  As of May 1, 2015, there were 27,462,532 shares of common stock issued and outstanding.  Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Registration Rights

As of May 1, 2015, the holders of approximately 13,956,090 shares of our common stock are entitled to contractual rights to require us to register those shares under the Securities Act of 1933. These rights are provided under the terms of our amended and restated investor rights agreement. We will pay all expenses relating to any such registration, other than underwriting discounts and selling commissions. The registration rights terminate upon the earlier of October 29, 2016, a change of control, or with respect to the registration rights of an individual holder, when that holder can sell all of the holder’s shares covered by registration rights pursuant to Rule 144 under the Securities Act in any 90-day period.

Demand Registration Rights.   Subject to limitations and conditions specified in the investor rights agreement, holders of a majority of the shares covered by registration rights may require us to prepare and file a registration statement under the Securities Act covering all shares they request that we register. We are not obligated to effect more than two of these stockholder-initiated registrations. Holders of shares having registration rights may also require us to file up to two additional registration statements on Form S-3 or similar short-form registration statement, if we are eligible to use Form S-3 or similar short-form registration statement, and the value of the securities to be registered is at least $1,500,000.

Piggyback Registration Rights.  If we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of shares having registration rights will, subject to certain exceptions, be entitled to include their shares in our registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances, but not below 25% of the total number of shares covered by the registration statement.

In connection with the sale of 4,907,975 shares of common stock in a private placement, we and certain investors entered into a Registration Rights Agreement dated as of April 22, 2015, pursuant to which we have registered for resale the shares of common stock issued in the private placement.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Certificate of Incorporation and Bylaws.  Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•                  authorize our board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

•                  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•                  specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board, or our chief executive officer;

•                  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•                  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•                  provide that our directors may be removed only for cause;

•                  provide that vacancies on our board of directors may, except as otherwise required by law, be filled only by a majority of directors then in office, even if less than a quorum;

•                  specify that no stockholder is permitted to cumulate votes at any election of directors; and

•                  require a super-majority of votes to amend certain of the above-mentioned provisions.

Delaware Law.  We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•                       the transaction is approved by the board of directors of the corporation before the date the interested stockholder attained that status;

•                       upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                       on or after the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•                       any merger or consolidation involving the corporation and the interested stockholder;

•                       any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                       subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                       any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                       the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•                  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•                  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•                  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of certain federal income tax considerations; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•                  the title of the rights;

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•                  the exercise price;

•                  the aggregate number of rights issued;

•                  the date, if any, on and after which the rights will be separately transferable;

•                  the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•                  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by some of our stockholders of up to an aggregate of 5,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part and may include shares acquired by our directors or entities affiliated with our directors that were issued in one or more of the following transactions:  We sold shares of our series A, series B and series C preferred stock in private placements to accredited investors, including some of our directors, executive officers and entities affiliated with our directors, in December 2006, January 2007, June 2007, February 2008, August 2009, June 2010, February 2011, July 2011, November 2012 and June 2013.  All outstanding shares of our preferred stock were converted to shares of our common stock in connection with the closing of our initial public offering in November 2013.

The selling stockholders may be our directors or entities affiliated with our directors.  The prospectus supplement for any offering of common stock by selling stockholders will include the following information:

•                  the names of the selling stockholders;

•                  the nature of any position, office or other material relationship each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•                  the number of shares held by each of the selling stockholders before and after the offering;

•                  the percentage of common stock held by each of the selling stockholders before and after the offering; and

•                  the number of shares of common stock offered by each of the selling stockholders.

Selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified those selling stockholders and the shares being offered for resale by those selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

Company Distributions

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents.  The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•                       the name or names of any underwriters, dealers or agents;

•                       the purchase price of the securities and the proceeds to us from the sale;

•                       any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•                       any public offering price;

•                       any discounts or concessions allowed or reallowed or paid to dealers; and

•                       any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies.  The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.  Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.  Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling Stockholder Distributions

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•                  a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco and Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Allegro Diagnostics Corp. included in Veracyte, Inc.’s Current Report on Form 8-K/A dated September 16, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933.  This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits.  We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC.  The address of that site on the world wide web is http://www.sec.gov.  The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus.  Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus.  Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.  We have filed with the SEC, and incorporate by reference in this prospectus:

•                       our Annual Report on Form 10-K for the year ended December 31, 2014;

•                       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•                       our Current Reports on Form 8-K filed with the SEC on September 17, 2014 (as amended on November 6, 2014, December 10, 2014, and May 21, 2015); January 12, 2015, March 5, 2015, March 13, 2015, March 31, 2015, April 7, 2015, April 24, 2015, May 1, 2015 and May 19, 2015; and

•                       the description of our common stock contained in our Registration Statement on Form 8-A filed on October 28, 2013, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus.  We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:  Investor Relations, Veracyte, Inc., 7000 Shoreline Court, Suite 250, South San Francisco, California 94080, telephone (650) 243-6300.  We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell any of these securities until the registration statement filed with Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 24, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus dated               , 2015)

Up to $25,000,000 of Shares
Common Stock

We have entered into a sales agreement with Cantor Fitzgerald & Co., relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent.

Our common stock is listed on The NASDAQ Global Market under the symbol “VCYT.”  On June 22, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $11.54 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, or the Securities Act, including sales made directly on or through The NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks.  Before making an investment decision, please read section entitled “Risk Factors” on page S-5 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                       , 2015

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We have not, and Cantor Fitzgerald & Co. has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Veracyte,” the “company,” “we,” “us” and “our” refer to Veracyte, Inc. and its consolidated subsidiaries.

Veracyte, Afirma, the Veracyte logo and the Afirma logo are our trademarks. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the section in this prospectus supplement entitled “Risk Factors,” and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We are a diagnostics company pioneering the field of molecular cytology, focusing on genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, we aim to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Our first commercial solution, the Afirma® Thyroid FNA Analysis, or Afirma, centers on the proprietary Gene Expression Classifier, or GEC, to resolve ambiguity in diagnosis and is becoming a new standard of care in thyroid nodule assessment. Each year over 525,000 fine needle aspiration, or FNA, biopsies are performed in the United States on thyroid nodules that are suspicious for cancer. Approximately 15% to 30% of FNAs analyzed using cytopathology alone yield inconclusive, or indeterminate, results. Prior to Afirma, the standard of care for patients with indeterminate cytopathology results was to surgically remove a portion or all of the thyroid to obtain an accurate diagnosis. However, between 70-80% of these nodules would be diagnosed as benign after the surgery was completed, meaning the surgeries were unnecessary.

The GEC helps physicians reduce the number of unnecessary surgeries by approximately 50% by employing a proprietary 142-gene signature to preoperatively identify benign thyroid nodules among those deemed indeterminate by cytopathology alone. We have demonstrated the clinical utility and cost effectiveness of the GEC in multiple studies published in peer-reviewed journals and established the clinical validity of the GEC in a study published in The New England Journal of Medicine in 2012. We believe the GEC is the only molecular test to meet the criteria established by the National Comprehensive Cancer Network guidelines for moving patients with indeterminate thyroid nodule FNA results from diagnostic surgery to routine monitoring. The comprehensive Afirma offering also includes cytopathology testing and the Afirma Malignancy Classifiers, launched in May 2014. Since we commercially launched Afirma in January 2011, we have received over 165,000 FNA samples for evaluation using Afirma and performed over 35,000 GECs to resolve indeterminate cytopathology results. The Afirma GEC is covered by Medicare and major commercial payers, which collectively represent nearly 150 million lives in the United States. Afirma is marketed and sold through co-promotion agreements with Genyzme Corporation, a subsidiary of Sanofi.

We are expanding our molecular cytology franchise into other clinical areas of unmet need, focusing first on difficult-to-diagnose lung diseases, where current diagnostic ambiguity frequently requires invasive, risky and costly procedures to obtain a definitive diagnosis. Through our acquisition of Allegro Diagnostics Corp. in September 2014, we obtained our first pulmonology product, a test aimed at improving the risk stratification of patients with lung nodules that are suspicious for cancer. Among the estimated 250,000 bronchoscopies currently performed each year in the United States to evaluate such lung nodules, approximately 40% produce non-diagnostic results, based on pathology alone. The number of bronchoscopies performed is expected to rise as recent medical guidelines now recommend annual low-dose computed tomography (LDCT) screening for patients at high risk of lung cancer, with over eight million Americans falling into this category based on smoking history and age. Our proprietary technology has been developed to help physicians determine which patients with non-diagnostic bronchoscopy results can be safely monitored with routine LDCT scans versus an invasive surgical biopsy. In April 2015, we entered the lung cancer diagnostics market with the PerceptaTM Bronchial Genomic Classifier, a new genomic test to resolve preoperative ambiguity in lung cancer diagnosis. In May 2015, results from two large, prospective, multicenter studies that assessed the clinical performance of the Percepta test, known as the AEGIS I and AEGIS II trials, were published in The New England Journal of Medicine.

Our second pulmonology pipeline product is intended to help the estimated 200,000 patients in the United States and major European countries with suspected interstitial lung diseases (ILDs) — specifically, idiopathic pulmonary fibrosis (IPF) — obtain an accurate diagnosis without surgery. ILDs present a significant challenge for diagnosis today without invasive surgical biopsy, leaving many patients with ambiguous diagnoses that can lead to suboptimal or even harmful treatment. We are developing a genomic test, which we currently plan to commercialize in 2016, to improve the diagnosis of IPF from the other ILDs in order to help physicians choose appropriate treatment pathways. We believe that the recent approval of two drugs to treat IPF increases the importance of accurate and timely diagnosis.

RECENT DEVELOPMENTS

On April 28, 2015, we completed a private placement of 4,907,975 shares of our common stock to certain accredited investors at a purchase price of $8.15 per share.  The sale of the shares was made pursuant to the terms of a Securities Purchase Agreement dated as of April 22, 2015.  Gross proceeds to us from the private placement were approximately $40 million.  Under the Securities Purchase Agreement, we have agreed to use the net proceeds from the private placement for research and development, for product commercialization, and for working capital and general corporate purposes.  In connection with the sale of the common stock in the private placement, we entered into a Registration Rights Agreement dated as of April 22, 2015, pursuant to which we have registered for resale the shares of common stock issued in the private placement. The Registration Rights Agreement includes customary indemnification rights in connection with the resale registration statement.

Company Information

We were incorporated in Delaware as Calderome, Inc. in August 2006. Calderome operated as an incubator until early 2008. We changed our name to Veracyte, Inc. in March 2008. Our principal executive offices are located at 7000 Shoreline Court, Suite 250, South San Francisco, California 94080 and our telephone number is (650) 243-6300. Our website address is www.veracyte.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding after this offering

Up to 29,628,909 shares (as more fully described in the notes following this table), assuming sales of 2,166,377 shares of our common stock in this offering at an offering price of $11.54 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on June 22, 2015. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-8.

Use of proceeds

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including to support commercialization of our current and future products, for continued investments in research and development, and for investments in the growth of our business. We may also use a portion of the net proceeds from this to acquire or invest in complementary businesses, technologies or other assets. See “Use of Proceeds” on page S-7.

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NASDAQ Global Market symbol	VCYT

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 27,462,532 shares outstanding as of May 1, 2015, and excludes the following, all as of May 1, 2015:

•                  4,252,209 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $7.90 per share; and

•                  1,208,430 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan, subject to increase on an annual basis.

Also excludes 750,000 shares of common stock reserved for issuance under our Employee Stock Purchase Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the Securities and Exchange Commission, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Additional Risks Relating to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of outstanding options to purchase common stock.  If the holders of these options exercise their options, you may incur further dilution.  Also, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible into or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.  The accompanying prospectus also covers the sale by existing stockholders of up to 5,000,000 shares of our common stock and, as of the date of this prospectus supplement, most of our other outstanding shares of common stock are available for sale in the public market at any time by our existing stockholders, subject to Rule 144 limitations applicable to affiliates.  We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. These statements can often be identified by the use of forward-looking terminology such as “expects,” “believes,” “anticipates,” “estimates,” “plans,” “may,” “could,” “will,” “intends” or the negative of these terms, and other similar expressions. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.  These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements.  Given these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements.  We discuss in greater detail, and incorporate by reference into this prospectus supplement and the accompanying prospectus, many of these risks, uncertainties and assumptions under the heading “Risk Factors.”  Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus and the accompanying prospectus also contain statistical data and estimates that we obtained from industry publications and reports. These publications typically indicate that they have obtained their information from sources they believe to be reliable, but do not guarantee the accuracy and completeness of their information. You are cautioned not to give undue weight to those data and estimates.  Projections, assumptions and estimates of future performance are necessarily subject to risks and uncertainties that could cause actual results to differ materially.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes, including to support commercialization of our current and future products, for continued investments in research and development, and for investments in the growth of our business. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies or other assets.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds, if any, to be received by us from this offering. As a result, our management will have broad discretion in the way that we use the net proceeds and investors will be relying on our judgment regarding the application of the net proceeds of this offering. Pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2015 was approximately $18.0 million, or $0.80 per share of our common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock outstanding. After giving effect to the sale by us of our common stock in the aggregate amount of $25.0 million at an assumed public offering price of $11.54 per share, the last reported sale price of common stock on The NASDAQ Global Market on June 22, 2015, and after deducting commissions and estimated offering expenses we expect to pay, our net tangible book value as of March 31, 2015 would have been $42.1 million, or $1.70 per share of our common stock. This represents an immediate increase in the net tangible book value of $0.90 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $9.84 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$11.54
Net tangible book value per share as of March 31, 2015	$0.80
Increase in pro forma net tangible book value per share attributable to new investors	0.90
As adjusted net tangible book value per share after this offering		1.70
Dilution per share to investors participating in this offering		$9.84

The calculations above are based on 22,551,745 shares of our common stock outstanding as of March 31, 2015.  The number of shares of our common stock outstanding as of March 31, 2015 excludes:

•                  4,270,198 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $7.91 per share; and

•                  1,193,248 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan, subject to increase on an annual basis.

The calculations above also exclude:

•                  4,907,975 shares of common stock sold in a private placement in April 2015;

•                  114,300 shares of common stock issuable upon the exercise of outstanding options granted subsequent to March 31, 2015 through May 31, 2015 at a weighted average exercise price of $9.50 per share; and

•                  750,000 shares of common stock reserved for issuance pursuant to our Employee Stock Purchase Plan.

To the extent that any outstanding options are exercised or new options are issued under our stock incentive plan after May 31, 2015, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Cantor acting as agent. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $125,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon 10 days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco and Palo Alto, California.  Cantor is being represented in this offering by Reed Smith LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 incorporated in this Prospectus Supplement and the related Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Allegro Diagnostics Corp. included in Veracyte, Inc.’s Current Report on Form 8-K/A dated September 16, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933.  This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits.  We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC.  The address of that site on the world wide web is http://www.sec.gov.  The information on the SEC’s web site is not part of this prospectus supplement or the accompanying prospectus, and any references to this web site or any other web site are inactive textual references only.

Up to $25,000,000 of Shares
Common Stock

PROSPECTUS

          , 2015

PART II

Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$21,201
FINRA Filing Fee	19,250
The NASDAQ Stock Market Listing Fees	(1)
Transfer Agent and Registrar, Trustee and Depositary Fees	(1)
Printing Expenses	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Miscellaneous	(1)
$(1)

(1)         These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of the Registrant’s Restated Certificate of Incorporation, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 8, 2013, and Article 6 of the Registrant’s Amended and Restated Bylaws, Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 8, 2013, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 16.  Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2	Controlled Equity OfferingSM Sales Agreement, dated as of June 24, 2015, between the Company and Cantor Fitzgerald & Co.
4.1	Form of Indenture relating to debt securities.
4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Deposit Agreement.
4.5*	Form of Depositary Receipt (included in Exhibit 4.4).
4.6*	Form of Specimen Preferred Stock Certificate.
4.7*	Form of Rights Agreement and Rights Certificate.
4.8	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191282)).
4.9

Second Amended and Restated Investors Rights Agreement, dated November 6, 2012, between the Registrant and certain investors (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191282)).

4.10

Amendment to Second Amended and Restated Investors Rights Agreement, dated June 14, 2013, between the Registrant and certain investors (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191282)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
12.1	Statement regarding computation of Ratios.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereof).
25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*                      To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

+                      To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                 That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on this 24th day of June, 2015.

VERACYTE, INC.

By:	/s/ Bonnie H. Anderson
Bonnie H. Anderson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bonnie H. Anderson, Shelly D. Guyer and Julie A. Brooks, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bonnie H. Anderson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2015
Bonnie H. Anderson

/s/ Shelly D. Guyer	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2015
Shelly D. Guyer

/s/ Brian G. Atwood	Chairman of the Board	June 24, 2015
Brian G. Atwood

/s/ John L. Bishop	Director	June 24, 2015
John L. Bishop

/s/ Fred E. Cohen, M.D., D. Phil.	Director	June 24, 2015
Fred E. Cohen, M.D., D. Phil.

/s/ Karin Eastham	Director	June 24, 2015
Karin Eastham

/s/ Robert S. Epstein, M.D., M.S.	Director	June 24, 2015
Robert S. Epstein, M.D., M.S.

/s/ Evan Jones	Director	June 24, 2015
Evan Jones

/s/ Jesse I. Treu, Ph.D.	Director	June 24, 2015
Jesse I. Treu, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2	Controlled Equity OfferingSM Sales Agreement, dated as of June 24, 2015, between the Company and Cantor Fitzgerald & Co.
4.1	Form of Indenture relating to debt securities.
4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Deposit Agreement.
4.5*	Form of Depositary Receipt (included in Exhibit 4.4).
4.6*	Form of Specimen Preferred Stock Certificate.
4.7*	Form of Rights Agreement and Rights Certificate.
4.8	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191282)).
4.9

Second Amended and Restated Investors Rights Agreement, dated November 6, 2012, between the Registrant and certain investors (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191282)).

4.10

Amendment to Second Amended and Restated Investors Rights Agreement, dated June 14, 2013, between the Registrant and certain investors (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191282)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
12.1	Statement regarding computation of Ratios.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereof).
25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*                      To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

+                      To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.